Exhibit 10.2

STOCK OPTION PLAN 1

PART 1 INTERPRETATION

1.01 Definitions. In this Plan the following words and phrases have the following meanings, namely:

(a) “Administration” The Plan is to be administered by the Board of Directors of the Company or by a committee to which such authority is delegated by the Board from time to time;

(b) “Administrator” means the person(s) responsible for administering this Plan, determined in accordance with section 3.01;

(c) “Affiliate” means, a company that is a parent or subsidiary of the Company, or that is controlled by the same entity as the Company.

(d) “Associate” means, where used to indicate a relationship with any person:

(i) a partner, other than a limited partner, of that person;

(ii) a trust or estate in which that person has a substantial beneficial interest or for which that person serves as trustee or in a similar capacity;

(iii) a company in respect of which that person beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the company; or

(iv) in the case of a person who is an individual, that person’s spouse or child, or any relative of that person or of his spouse, where the relative has the same residence as that person; and for the purpose of this definition, “spouse” includes an individual who is living with another individual in a marriage-like relationship.

(e) “Board” means the Board of Directors of the Company or, if applicable, the Committee.

(f) “Committee” means a committee of the Board, if any, appointed in accordance with this Plan or, if no such committee is appointed, the Board itself.

(g) “Company” means Nevada Clean Magnesium Inc.

(h) “Consultant” means, in relation to the Company, an individual or Consultant Company, other than an Employee or a Director of the Company, that:

1 This plan, also known as the 2017 Plan, was adopted by the Company’s Shareholders at the annual and special meeting of Shareholders on August 8th, 2017. Pursuant to the 2017 Plan, the Company may grant stock options to acquire a maximum of 35,219,701 Shares.

(i) is engaged to provide on an ongoing bona fide basis, consulting, technical, management or other services to the Company or an Affiliate of the Company, other than services provided in relation to a Distribution;

(ii) provides the services under a written contract between the Company or the Affiliate and the individual or the Consultant Company;

(iii) in the reasonable opinion of the Company, spends or will spend a significant amount of time and attention on the affairs and business of the Company or an Affiliate of the Company; and

(iv) has a relationship with the Company or an Affiliate of the Company that enables the individual to be knowledgeable about the business and affairs of the Company.

(i) “Consultant Company” means an individual consultant, a company or a partnership of which the individual is an employee, shareholder or partner.

(j) “Director” means any director of the Company or of any of its subsidiaries as may be elected from time to time.

(k) “Discounted Market Price” means the Market Price less the discount set forth below, subject to a minimum price of $0.10:

Closing Price	Discount
up to $0.50	25%
$0.51 to $2.00	20%
above $2.00	15%

(l) “Disinterested Shareholder Approval” means that the proposal must be approved by a majority of the votes cast at the shareholders’ meeting other than votes attaching to securities beneficially owned by Insiders to whom shares may be issued pursuant to this Plan, and their Associates and, for purposes of this Plan, holders of non-voting and subordinate voting securities (if any) will be given full voting rights on a resolution which requires Disinterested Shareholder Approval.

(m) “Distribution” has the meaning assigned by the Securities Act, and generally refers to a distribution of securities by the Company from treasury.

(n) “Employee” means:

(i) an individual who is considered an employee of the Company or any of its subsidiaries under the Income Tax Act (Canada) (i.e. for whom income tax, employment insurance and CPP deductions must be made at source);

(ii) an individual who works full-time for a Company or any of its subsidiaries providing services normally provided by an employee and who is subject to the same control and direction by the Company or any of its subsidiaries over the details and methods of work as an employee of the Company or any of its subsidiaries, but for whom income tax deductions are not made at source; or

(iii) an individual who works for the Company or any of its subsidiaries on a continuing and regular basis for a minimum amount of time per week providing services normally provided by an employee and who is subject to the same control and direction by the Company or any of its subsidiaries over the details and methods of work as an employee of the Company or any of its subsidiaries, but for whom income tax deductions are not made at source.

(o) “Exchange” means the TSX Venture Exchange.

(p) “Insider” means:

(i) a director or senior officer of the Company;

(ii) a director or senior officer of a person that is itself an insider or subsidiary of the Company; or

(iii) a person that beneficially owns or controls, directly or indirectly, voting securities carrying more than 10% of the voting rights attached to all outstanding voting securities of the Company; or

(iv) the Company itself if it holds any of its own securities.

(q) “Investor Relations Activities” means any activities, by or on behalf of the Company or a shareholder of the Company, that promote or reasonably could be expected to promote the purchase or sale of securities of the Company, subject to the exclusions noted in the policies of the Exchange.

(r) “Management Company Employee” means an individual employed by a person providing management services to the Company, which are required for the ongoing successful operation of the business enterprise of the Company, but excluding a person engaged in Investor Relations Activities.

(s) “Market Price” means, subject to the exceptions prescribed by the Exchange from time to time, the last closing price of the Company’s shares before the issuance of the required news release disclosing the grant of Options (but, if the policies of the Exchange provide an exception to such news release, then the last closing price of the Company’s shares before the grant of Options).

(t) “NI 45-106” means National Instrument 45-106 Prospectus and Registration Exemptions.

(u) “Officer” means any senior officer of the Company or of any of its subsidiaries as defined in the Securities Act (British Columbia) and any executive officer of the Company as defined in NI 45-106.

(v) “Option” means the right to purchase Shares granted under this Plan.

(w) “Optionee” means the recipient of an Option under this Plan.

(x) “Plan” means this stock option plan as amended from time to time.

(y) “Securities Act” means the Securities Act, R.S.B.C. 1996, c. 418, or any successor legislation.

(z) “Shares” means common shares without par value in the capital of the Company.

1.02 Gender. Throughout this Plan, words importing the masculine gender are interpreted as including the female gender.

PART 2 PURPOSE OF PLAN

2.01 Purpose. The purpose of this Plan is to attract and retain Employees, Officers, Directors, Consultants and Management Company Employees to motivate them to advance the interests of the Company by affording them the opportunity to acquire an equity interest in the Company through Options granted under this Plan to purchase Shares. The Plan is expected to benefit the Company’s shareholders by enabling the Company to attract and retain personnel of the highest caliber by offering to them an opportunity to share in any increase in the value of the Shares to which they have contributed.

PART 3 GRANTING OF OPTIONS

3.01 Administration. This Plan will be administered by the Board or, if the Board so elects, by a Committee (consisting of not less than 2 of its members) appointed by the Board. Any Committee will administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan. Once appointed, the Committee will continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and either appoint new members in their place or decrease the size of the Committee, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. A majority of the members of the Committee will constitute a quorum, and, subject to the limitations in this Part 3, all actions of the Committee will require the affirmative vote of members who constitute a majority of such quorum. Members of the Committee may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member will act upon the granting of an Option to himself (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to granting Options to him).

3.02 Committee’s Recommendations. The Board may accept all or any part of the recommendations of the Committee or may refer all or any part thereof back to the Committee for further consideration and recommendation. Such recommendations may include, but not be limited to, the following:

(a) resolution of questions arising in respect of the administration, interpretation and application of the Plan;

(b) reconciliation of any inconsistency or defect in the Plan in such manner and to such extent as will reasonably be deemed necessary or advisable to carry out the purpose of the Plan;

(c) determination of the Employees, Officers and Directors (or their wholly-owned corporations) to whom, and when, Options should be granted, as well as the number of Shares subject to each Option;

(d) determination of the terms and conditions of the Option agreement to be entered into with any Optionee, consistent with this Plan; and

(e) determination of the duration and purpose of leaves of absence from employment which may be granted to Optionees without constituting a termination of employment for purposes of the Plan.

3.03 Grant by Resolution. The Board, on its own initiative or upon the recommendation of a Committee (if so appointed), will by resolution designate those Employees, Officers, Directors and Consultants to whom Options should be granted.

3.04 Terms of Options. The resolution of the Board, or the Committee if applicable, will specify the number of Shares that should be placed under option to each Optionee, the price per Share to be paid upon exercise of the Options, and the period during which such Options may be exercised.

3.05 Written Agreements. Every Option granted under this Plan must be evidenced by a written option agreement between the Company and the Optionee and, where not expressly set out in the agreement, the provisions of such agreement will conform to and be governed by this Plan. In the event of any inconsistency between the terms of the agreement and this Plan, the terms of this Plan will govern.

3.06 Regulatory Approvals. The Board will obtain all necessary regulatory approvals, which may be required under applicable securities laws or the rules or policies of the Exchange. The Board will also take reasonable steps to ensure that no Options granted under the Plan, or the exercise thereof, violate the securities laws of the jurisdiction in which any Optionee resides.

3.07 Options granted under the Plan. For all Options granted to Directors, Officers, Employees, Consultants or Management Company Employees of the Company, the Company represents that the Optionee is a bona fide Director, Officer, Employee, Consultant or Management Company Employee, as the case may be.

PART 4

CONDITIONS GOVERNING THE GRANTING AND EXERCISING OF OPTIONS

4.01 Exercise Price. The exercise price of an Option granted under this Plan must not be less than the Discounted Market Price, provided that:

(a) if Options are granted within 90 days of a distribution by a prospectus, the minimum exercise price of those Options will be the greater of the Discounted Market Price and the per share price paid by the public investors for Shares acquired under the distribution; and

(b) the 90 day period begins on the date a final receipt is issued for the prospectus or in the case of a prospectus that qualifies special warrants, on the closing date of the special warrant private placement.

4.02 Expiry Date. Each Option will, unless sooner terminated, expire on a date to be determined by the Board which will not exceed 10 years from the date the Option is granted.

4.03 Different Exercise Periods, Expiry Period on Termination, Prices and Number. The Board may, in its absolute discretion, upon granting Options under this Plan, specify different time periods during which an Option is exercisable, subject to section 4.02 of the Plan, different time periods within which an Option will terminate following an Optionee ceasing to be a Director, Officer, Employee, or Consultant of the Company, and subject to the provisions of this Plan, designate different exercise prices and vesting provisions with respect to an Option.

4.04 Number of Shares. The number of Shares reserved for issuance to any one Optionee pursuant to Options granted under this Plan, together with any Shares reserved for issuance pursuant to Options granted to that Optionee during the previous 12 months must not exceed 5% of the issued and outstanding Shares at the time of granting of the Options, provided that the aggregate number of Options granted to each of the following categories of Optionee:

(a) each individual Consultant; and

(b) persons performing Investor Relations Activities on behalf of the Company; must not exceed 2% of the outstanding Shares at the time of grant unless the Exchange permits otherwise.

4.05 Death of Optionee. If an Optionee dies prior to the expiry of his Option, his heirs, administrators or legal representatives may, by the earlier of:

(a) one year from the date of the Optionee’s death (or such lesser period as may be specified by the Board at the time of granting the Option); and

(b) the expiry date of the Option; exercise any portion of such Option.

4.06 Expiry on Termination or Cessation. If an Optionee ceases to be a Director, Officer, Employee or Consultant for any reason other than death, then despite any other provision contained in this Plan, such Optionee’s Option will terminate within a reasonable period to be determined by the Administrator (the “Exercise Period”) commencing on the effective date the Optionee ceases to be employed by or provide services to the Company (but only to the extent that such Option has vested on or before the date the Optionee ceased to be so employed or provide services to the Company) as provided for in the written option agreement between the Company and the Optionee, and all rights to purchase Shares under such Option will expire as of the last day of such Exercise Period, provided however that the maximum Exercise Period shall be six (6) months, unless the Optionee has entered into a valid employment or consulting agreement that provides for a longer Exercise Period, but in no case shall the Exercise Period be greater than one (1) year unless prior Exchange approval has been given.

4.07 Leave of Absence. Employment will be deemed to continue intact during any sick leave or other bona fide leave of absence if the period of such leave does not exceed 90 days or, if longer, for so long as the Optionee’s right to reemployment is guaranteed either by statute or by contract. If the period of such leave exceeds 90 days and the Optionee’s reemployment is not so guaranteed, then his employment will be deemed to have terminated on the ninety-first day of such leave.

4.08 Assignment. No Option granted under this Plan is transferable or assignable otherwise than by will or pursuant to the laws of succession except that, if permitted by the rules and policies of the Exchange, an Optionee will have the right to assign any Option granted to him under this Plan to a trust or similar legal entity established by such Optionee.

4.09 Notice. An Option must be exercised only in accordance with the terms and conditions of the written option agreement under which it is granted and will be exercisable only by notice in writing to the Company at its principal place of business.

4.10 Payment. Subject to any vesting requirements described in each individual Option agreement, Options may be exercised in whole or in part at any time prior to their lapse or termination. Shares purchased by an Optionee on exercise of an Option must be paid for in full at the time of purchase (i.e. concurrently with the giving of the requisite notice) by either cash or certified cheque in favour of the Company.

4.11 Share Certificate. As soon as practicable after due exercise of an Option, the Company will issue a share certificate evidencing the Shares with respect to which the Option has been exercised. Until the issuance of such share certificate, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is before the date the share certificate is issued, except as provided in Part 6 hereof.

4.12 Vesting. Subject to the discretion of the Board to apply vesting to the grant of any Option, the Options granted to an Optionee under this Plan will fully vest on the date of grant of such Options. In accordance with the policies of the Exchange, and subject to their approval to the contrary, Options granted to Consultants performing Investor Relations Activities must vest (and not otherwise be exercisable) in stages over a minimum of 12 months with no more than ¼ of the Options vesting in any 3 month period.

4.13 Hold Period. In addition to any resale restrictions under the Securities Act or other applicable legislation, all Options granted under this Plan where the exercise price is based on the Discounted Market Price and all Shares issued on the exercise of such Options (before the expiry of the hold period) will be subject to a four- month Exchange hold period from the date the Options are granted, and the Option agreements and the certificates representing such Shares will bear the following legend:

“Without prior written approval of the Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [  ] [insert date].”

The four month Exchange hold period may also apply in certain circumstances where the Options are granted at greater than the Discounted Market Price and such Options will be subject to a four month Exchange hold period from the date the Options are granted, and the Option agreements and the certificates representing such Shares will bear the same legend as set out above.

4.14 Individuals. Options may be granted only to an individual or to a company that is wholly-owned by an individual who is eligible for an Option grant. Only individuals who are Directors, Officers, Consultants or Employees may be granted Options. If the Optionee is a company, it must agree not to effect or permit any transfer of ownership or option of shares of the Company nor to issue further shares of any class in the company to any other individual or entity as long as the incentive Option remains outstanding, except with the written consent of the Exchange.

PART 5

RESERVE OF SHARES FOR OPTIONS

5.01 Maximum Number of Shares Reserved Under Plan. The maximum aggregate number of common shares that may be reserved for issuance under the Plan at any point in time is 36,643,701, less any Shares reserved for issuance under stock options granted under share compensation arrangements other than this Plan, unless this Plan is amended pursuant to the requirements of the Exchange Policies, and, if applicable, the NEX Policies.

5.02 Sufficient Authorized Shares to be Reserved. Whenever the Notice of Articles of the Company limit the number of authorized Shares, a sufficient number of Shares will be reserved by the Board to satisfy the exercise of Options granted under this Plan or otherwise. Shares that were the subject of Options that have lapsed or terminated will thereupon no longer be in reserve and may once again be subject to an Option granted under this Plan.

5.03 Disinterested Shareholder Approval. Unless Disinterested Shareholder Approval is obtained, under no circumstances will this Plan, together with all of the Company’s other previously established and outstanding stock option plans or grants, result at any time in:

(a) the number of Shares reserved for issuance under Options granted to Insiders exceeding 10% of the outstanding Shares at the time of granting the Options;

(b) the grant to Insiders, within a 12 month period, of a number of Options exceeding 10% of the outstanding Shares at the time of granting the Options;

(c) the issuance to any one Optionee, within a 12 month period, of a number of Shares exceeding 5% of the outstanding Shares at the time of granting the Options; or

(d) any reduction in the exercise price of Options granted to any person who is an Insider at the time of the proposed reduction.

PART 6 CHANGES IN SHARES

6.01 Share Consolidation or Subdivision. In the event that the Shares are at any time subdivided or consolidated, the number of Shares reserved for option and the price payable for any Shares that are then subject to option will be adjusted accordingly.

6.02 Stock Dividend. In the event that the Shares are at any time changed as a result of the declaration of a stock dividend on such Shares, the number of Shares reserved for option and the price payable for any Shares that are then subject to option may be adjusted by the Board to such extent as they deem proper in their absolute discretion.

6.03 Reorganization. Subject to any required action by its shareholders, if the Company is a party to a reorganization, merger, dissolution or its Shares are exchanged or reclassified in any way (collectively, the “Event”), whether or not the Company is the surviving entity, an Option will be adjusted by the Board in accordance with the Event and in a manner the Board deems appropriate.

6.04 Rights Offering. If at any time the Company grants to the holders of its Shares rights to subscribe for and purchase pro rata additional securities of the Company or of any other corporation or entity, there will be no adjustments made to the number of Shares or other securities subject to the Option in consequence thereof and the Options of the Optionee will remain unaffected.

PART 7

EXCHANGE’S RULES AND POLICIES APPLY

7.01 Exchange’s Rules and Policies Apply. This Plan and the granting and exercise of any Options under this Plan are also subject to such other terms and conditions as are set out from time to time in the rules and policies on incentive Options of the Exchange and any securities commission having jurisdiction and such rules and policies will be deemed to be incorporated into and become a part of this Plan. In the event of an inconsistency between the provisions of such rules and policies and of this Plan, the provisions of the rules and policies of the Exchange and securities commissions will govern.

PART 8 AMENDMENT OF PLAN

8.01 Board May Amend. Subject to Part 5 the Board may, by resolution, amend or terminate this Plan, but no such amendment or termination will, except with the written consent of the Optionees concerned, affect the terms and conditions of Options previously granted under this Plan which have not then been exercised or terminated.

8.02 Exchange Approval. Any amendment to this Plan or Options granted pursuant to this Plan will not become effective until accepted for filing by the Exchange.

PART 9 WITHHOLDING TAX

9.01 Upon exercise of an Option, the Optionee will, upon notification of the amount due and prior to or concurrently with the delivery of the certificates representing the Shares, pay to the Company amounts necessary to satisfy applicable withholding tax requirements or will otherwise make arrangements satisfactory to the Company for such requirements. In order to implement this provision, the Company or any related corporation will have the right to retain and withhold from any payment of cash or Shares under this Plan the amount of taxes required to be withheld or otherwise deducted and paid in respect of such payment. At its discretion, the Company may require an Optionee receiving Shares to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution to the Optionee in whole or in part until the Company is so reimbursed. In lieu thereof, the Company will have the right to withhold from any cash amount due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also retain and withhold or the Optionee may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of Shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such Shares so withheld.

PART 10 MISCELLANEOUS PROVISIONS

10.01 Other Plans Not Affected. This Plan will not in any way affect the policies or decisions of the Board in relation to the remuneration of Directors, Officers, Employees, Consultants and Management Company Employees.

10.02 Effective Date of Plan. This Plan will become effective upon the later of the date of acceptance for filing of this Plan by the Exchange and the approval of this Plan by the shareholders of the Company (i.e. by the holders of a majority of the Company’s securities present or represented, and entitled to vote at a meeting of shareholders duly held) including, if applicable, Disinterested Shareholder Approval. However, Options may be granted under this Plan prior to the receipt of approval of the Exchange or the shareholders, provided that any Option granted before Exchange or shareholder approval is obtained, may not be exercised until the required approvals are obtained.

10.03 Use of Proceeds. Proceeds from the sale of Shares pursuant to the Options granted and exercised under the Plan will constitute general funds of the Company and may be used for general corporate purposes.

10.04 Headings. The headings used in this Plan are for convenience of reference only and will not in any way affect or be used in interpreting any of the provisions of this Plan.

10.05 No Obligation to Exercise. Optionees are under no obligation to exercise Options granted under this Plan.

10.06 Termination of Plan. This Plan will only terminate pursuant to a resolution of the Board or the Company’s shareholders.